UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01-19826 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (706) 629-7721

__________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant.

On May 9, 2007, the Audit Committee of Mohawk Industries Inc. (the "Company") appointed KPMG LLP (the Company's "Principal Accountant") to audit Unilin Flooring BVBA and Unilin Holding Inc. and their subsidiaries, resulting in the Company having one registered public accounting firm. This resulted in the dismissal of BDO Atrio Bedrijfsrevisoren Burg CVBA ("BDO"), an independent registered public accounting firm, upon whom the Principal Accountant expressed reliance in its prior reports.

The reports of BDO on the combined consolidated financial statements of Unilin Flooring BVBA and Unilin Holding Inc. and their subsidiaries (the "Unilin Group") as of December 31, 2006 and 2005 and for the twelve and two months period then ended did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

There were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two months period ended December 31, 2005 and the fiscal year ended December 31, 2006 and through May 9, 2007, which disagreements, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in its report on the Unilin Group's financial statements for such years.

There were no reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K during the two months period ended December 31, 2005 and the fiscal year ended December 31, 2006 and through May 9, 2007.

Attached as Exhibit 16.1 is a letter from BDO addressed to the Securities and Exchange Commission stating that BDO concurs with the statements made above by the Company.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

16.1 Letter of BDO Atrio Bedrijfsrevisoren Burg. CVBA dated May 11, 2007 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: May 11, 2007 By: /s/ THOMAS J. KANUK
Thomas J. Kanuk
V.P. & Corporate Controller

INDEX TO EXHIBITS

Exhibit

16.1.    Letter of BDO Atrio Bedrijfsrevisoren Burg. CVBA dated May 11, 2007 to the Securities and Exchange Commission.